EXHIBIT 10.3

                                  AMENDMENT TO

                        SAVVIS COMMUNICATIONS CORPORATION
                             1999 STOCK OPTION PLAN

         The SAVVIS Communications Corporation 1999 Stock Option Plan (the "Plan") is hereby amended as set forth below, effective as of the date of adoption (the "Adoption Date") of this amendment (the "Amendment") by the Board of Directors of SAVVIS Communications Corporation (the "Corporation"), subject to approval of this Amendment by the stockholders of the Corporation, as provided below:

1. The first sentence of Section 2(a) is hereby amended and restated in its entirety to read as follows:

         "SECTION 2. MAXIMUM NUMBER OF SHARES.

                  (a) The maximum number of shares of Stock which may be issued pursuant to Options under the Plan, and the maximum number of shares for which ISOs may be granted under the Plan, shall be 46,000,000 shares; provided, however, that the maximum number of shares of Stock which may be issued to an individual during any calendar year pursuant to Options under the Plan is 10,000,000 shares. Both of these share limits are subject to adjustment as provided in Section 8."

2. The definition of "Fair Market Value" in Section 13(j) is hereby amended and restated in its entirety to read as follows:

         "Fair Market Value" shall be the value of the Stock as determined by the Committee in good faith.

3.       The Plan shall be unchanged in all other respects.

4. This Amendment is adopted subject to approval within one year of the Adoption Date by the stockholders of the Corporation. If the stockholders fail to approve this Amendment within one year of the Adoption Date, no awards may be granted under the Plan covering shares of stock in excess of the number permitted under the Plan as in effect before the Adoption Date.

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         The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation on February 26, 2002, subject to approval of the Amendment by stockholders of the Corporation.